Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

As of September 30, 2009 and December 31, 2008 and for the Three and Nine Months Ended September 30, 2009 and 2008

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	September 30,	December 31,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$13,981	$13,502
Accounts receivable, trade (less allowance for doubtful accounts of $383 and $667)	166,953	149,936
Accounts receivable from affiliates, net	2,059	9,995
Program rights, net	171,384	145,180
Prepaid expenses and other current assets	22,750	37,751
Deferred tax asset	3,750	3,406
Total current assets	380,877	359,770

Property and equipment, net of accumulated depreciation of $26,542 and $22,640	21,725	24,480
Program rights, net	478,920	478,954
Deferred carriage fees, net	93,059	108,554
Deferred financing costs, net of accumulated amortization of $12,326 and $9,888	11,261	13,699
Affiliation agreements and affiliate relationships, advertiser relationships and other amortizable intangible assets, net of accumulated amortization of $512,662 and $473,099	184,875	224,038
Goodwill	51,309	51,228
Other assets	16,922	17,662
	$1,238,948	$1,278,385
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$16,182	$12,826
Accrued liabilities:
Interest	5,350	20,694
Employee related costs	18,948	18,278
Deferred carriage fees payable	694	2,676
Other accrued expenses	8,784	9,265
Accounts payable to affiliates, net	12,230	11,208
Program rights obligations	113,476	108,870
Deferred revenue	11,538	9,363
Liabilities under derivative contracts	1,230	2,697
Bank debt	25,000	25,000
Capital lease obligations	666	648
Total current liabilities	214,098	221,525

Program rights obligations	307,261	334,709
Deferred tax liability, net	95,885	104,899
Senior notes	299,215	299,014
Senior subordinated notes	323,754	323,564
Bank debt	576,250	675,000
Capital lease obligations	11,478	12,006
Accounts payable to affiliates	721	1,270
Other liabilities	18,169	16,167
Total liabilities	1,846,831	1,988,154
Commitments and contingencies Member’s deficiency	(607,883)	(709,769)

	$1,238,948	$1,278,385

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Three and Nine Months Ended September 30, 2009 and 2008

(Dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues, net	$206,175	$185,029	$599,322	$550,165

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	59,969	50,779	171,906	146,616
Selling, general and administrative	52,808	55,137	159,233	163,331
Restructuring expense	—	4	—	323
Depreciation and amortization	14,168	14,826	43,381	44,470
	126,945	120,746	374,520	354,740

Operating income	79,230	64,283	224,802	195,425

Other income (expense):
Interest expense	(18,690)	(22,843)	(57,210)	(68,037)
Interest income	29	268	188	1,162
Loss on derivative contracts, net	(515)	—	(3,230)	—
Miscellaneous, net	191	(118)	302	(401)
	(18,985)	(22,693)	(59,950)	(67,276)
Income before income taxes	60,245	41,590	164,852	128,149
Income tax expense	(18,748)	(15,579)	(58,510)	(48,541)
Net income	$41,497	$26,011	$106,342	$79,608

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY

Nine Months Ended September 30, 2009

(Dollars in thousands)

(unaudited)

Balance, December 31, 2008	$(709,769)

Cash capital distributions	(78,000)
Non-cash capital contributions	73,544
Net income	106,342

Balance, September 30, 2009	$(607,883)

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2009 and 2008

(Dollars in thousands)

(unaudited)

	2009	2008
Cash flows from operating activities:
Net income	$106,342	$79,608
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,381	44,470
Cablevision share-based compensation expense allocations	8,240	6,662
Amortization and write-off of program rights	117,721	97,307
Amortization of deferred carriage fees	16,026	15,832
Amortization of deferred financing costs, discounts on indebtedness and other costs	3,019	2,528
Provision for doubtful accounts	279	880
Unrealized foreign currency transaction (gain) loss, net	(18)	89
Deferred income taxes	(9,358)	(2,055)
Changes in assets and liabilities:
Accounts receivable, trade	(17,278)	(3,741)
Accounts receivable from affiliates, net	7,936	27
Prepaid expenses and other assets	15,741	(4,958)
Program rights	(143,891)	(148,560)
Deferred carriage fees	(531)	(309)
Accounts payable and accrued expenses	(9,772)	(19,745)
Accounts payable to affiliates, net	64,263	34,037
Program rights obligations	(21,328)	17,685
Deferred carriage fees payable	(1,922)	(18,384)
Other liabilities	202	2,367
Net cash provided by operating activities	179,052	103,740

Cash flows from investing activities:
Capital expenditures	(1,063)	(4,112)
Payments for acquisition of a business	(250)	(185)
Net cash used in investing activities	(1,313)	(4,297)

Cash flows from financing activities:
Cash distributions to parent	(78,000)	(305,000)
Proceeds from bank debt	—	225,000
Repayment of bank debt	(98,750)	(53,750)
Additions to deferred financing costs	—	(2,941)
Principal payments on capital lease obligations	(510)	(589)
Net cash used in financing activities	(177,260)	(137,280)

Net increase (decrease) in cash and cash equivalents	479	(37,837)

Cash and cash equivalents at beginning of period	13,502	51,992

Cash and cash equivalents at end of period	$13,981	$14,155

See accompanying notes to

condensed consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands)

(unaudited)

NOTE 1.                BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  Rainbow Programming Holdings LLC (“Rainbow Programming Holdings”), an indirect wholly-owned subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations of its own.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv and IFC.  The Company’s unaudited condensed consolidated financial statements have been derived from the condensed consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision

NOTE 2.                BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Article 10 of Regulation S-X of the Securities and Exchange Commission (“SEC”) for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934.  Accordingly, these unaudited condensed consolidated financial statements do not include all the information and notes required for complete annual financial statements.

The unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2008.

The condensed consolidated financial statements as of September 30, 2009 and for the three and nine months ended September 30, 2009 and 2008 presented herein are unaudited; however, in the opinion of management, such condensed consolidated financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2009.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

Comprehensive income for the three and nine months ended September 30, 2009 and 2008 equals net income for the same periods.

NOTE 3.                CASH FLOWS

For purposes of the unaudited condensed consolidated statements of cash flows, the Company considers the balance of its investments in funds that substantially hold securities that mature within three months or less from the date the fund purchases these securities to be cash equivalents.

During the nine months ended September 30, 2009 and 2008, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Nine Months Ended September 30,
	2009	2008
Non-Cash Investing and Financing Activities:
Deemed capital contributions related to the allocation of income taxes and other taxes	$63,790	$47,089
Deemed capital contribution for payments of program rights obligations by affiliates	1,514	—
Allocation of Cablevision share-based compensation expense in the form of deemed capital contribution	8,240	6,662

Supplemental Data:
Cash interest paid	69,535	81,375
Income taxes paid	2,650	2,251

In July 2003, American Movie Classics Company LLC (“AMC LLC”), WE: Women’s Entertainment LLC (“WE LLC”), and The Independent Film Channel LLC (“IFC LLC”) and Rainbow Media Holdings LLC (“Rainbow Media Holdings”), the Company’s indirect parent, as licensees, entered into an agreement with a film studio for feature film telecast rights.  Each licensee recorded its allocated share of the program rights asset and all of the payment obligations for which they are jointly and severally liable. Such payments initially amounted to $84,000 in total of which $25,500 remained unpaid at September 30, 2009.  Program rights of approximately $17,000 were allocated outside of the Company to affiliates during 2003.  Payments of program rights obligations by affiliates for program rights allocated outside of the Company amounted to $1,514 during the nine months ended September 30, 2009.  There were no payments of program rights obligations by affiliates for program rights allocated outside of the Company during the nine months ended September 30, 2008.  The allocation of these film assets was treated as a deemed capital distribution in 2003 and the payments made by affiliates for the nine months ended September 30, 2009 were treated as a deemed capital contribution in the condensed consolidated statements of member’s deficiency.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

NOTE 4.                                                 RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS AND RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

Recently Adopted Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued guidance now codified under Accounting Standards Codification (“ASC”) Topic 105-10, which establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied in the preparation of financial statements in conformity with GAAP.  ASC Topic 105-10 explicitly recognizes rules and interpretive releases of the SEC under federal securities laws as authoritative GAAP for SEC registrants.  Upon adoption of this guidance under ASC Topic 105-10, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.  The guidance under ASC Topic 105-10 became effective for the Company as of September 30, 2009.  References made to authoritative FASB guidance throughout this document have been updated to the applicable Codification section.

In May 2009, the FASB issued guidance now codified under ASC Topic 855-10, which requires an entity, after the balance sheet date, to evaluate events or transactions that may occur for potential recognition or disclosure in its financial statements.  ASC Topic 855-10 determines the circumstances under which the entity shall recognize these events or transactions in its financial statements and provides the disclosures that an entity shall make about them including disclosing the date through which the entity evaluated these events or transactions, as well as whether that date is the date the entity’s financial statements were issued or the date the financial statements were available to be issued.  The guidance under ASC Topic 855-10 became effective for the Company as of June 30, 2009.  The Company evaluated all events or transactions that occurred after September 30, 2009 up through November 4, 2009, the date the Company issued these condensed consolidated financial statements.  During this period, the Company did not have any material recognizable subsequent events.

In March 2008, the FASB issued guidance now codified under ASC Topic 815-10.  ASC Topic 815-10 requires specific disclosures regarding the location and amounts of derivative instruments in the Company’s financial statements; how derivative instruments and related hedged items are accounted for; and how derivative instruments and related hedged items affect the Company’s financial position, financial performance, and cash flows.  The guidance under ASC Topic 815-10 became effective as of January 1, 2009 for the Company.  The Company has provided the required disclosures regarding derivative instruments in Note 9.

In December 2007, the FASB issued guidance now codified under ASC Topic 805.  ASC Topic 805 requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date.  Also, in April 2009, the FASB issued guidance now codified under ASC Topic 805-20, to address some of the application issues under ASC Topic 805.  ASC Topic 805-20 deals

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency (provided the fair value on the date of acquisition of the related asset or liability can be determined).  Both the guidance under ASC Topics 805 and 805-20 became effective as of January 1, 2009 for the Company. Accordingly, any business combination completed prior to January 1, 2009 was accounted for pursuant to SFAS No. 141, Business Combinations.  Business combinations completed subsequent to January 1, 2009, have been accounted for pursuant to ASC Topics 805 and 805-20.

In September 2006, the FASB issued guidance now codified under ASC Topic 820 (formerly SFAS No. 157).  ASC Topic 820 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements.  Under ASC Topic 820, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts.  It also clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.  ASC Topic 820 applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, ASC Topic 820 does not require any new fair value measurements.  The guidance under ASC Topic 820 became effective for the Company on January 1, 2008 with respect to financial assets and financial liabilities.   The additional disclosures required by ASC Topic 820 are included in Note 10.

The adoption of the guidance now codified under ASC Topic 820 for nonfinancial assets and nonfinancial liabilities which include goodwill, intangible assets, and long-lived assets measured at fair value for impairment assessments, and nonfinancial assets and nonfinancial liabilities initially measured at fair value in a business combination, became effective for the Company on January 1, 2009.  The adoption of the guidance under ASC Topic 820 for nonfinancial assets and nonfinancial liabilities did not have an impact on the Company’s consolidated financial position or results of operations.

In April 2009, the FASB issued guidance now codified under ASC Topic 825-10 to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies, as well as in annual financial statements.  ASC Topic 825-10 also amends the disclosure requirements of ASC Topic 270-10 to require those disclosures in summarized financial information at interim reporting periods.  The guidance under ASC Topic 825-10 became effective for the Company during the quarter ended June 30, 2009.  The additional disclosures required by ASC Topic 825-10 are included in Note 11.

In April 2008, the FASB issued guidance now codified under ASC Topics 350-30 and 275-10 which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under ASC Topic 350.  The guidance under ASC Topics 350-30 and 275-10 became effective as of January 1, 2009 for the Company.  The adoption of ASC Topics 350-30 and 275-10 did not have an impact on the Company’s condensed consolidated financial statements.

In December 2007, the FASB issued guidance now codified under ASC Topic 808-10 which defines collaborative arrangements and establishes reporting requirements for transactions

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

between participants in a collaborative arrangement and between participants in the arrangement and third parties. ASC Topic 808-10 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the disclosure requirements related to these arrangements.  The guidance under ASC Topic 808-10 became effective as of January 1, 2009 for the Company.  The adoption of ASC Topic 808-10 did not have an impact on the Company’s condensed consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, Measuring Liabilities at Fair Value, which provides clarification that in circumstances where a quoted market price in an active market for an identical liability is not available, a reporting entity must measure fair value of the liability using one of the following techniques: a) the quoted price of the identical liability when traded as an asset; b) quoted prices for similar liabilities or similar liabilities when traded as assets; or c) another valuation technique, such as a present value technique or the amount that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability that is consistent with the provisions of ASC Topic 820.  ASU No. 2009-05 will be effective for the Company in the fourth quarter of 2009.

In September 2009, the FASB issued ASU No. 2009-12, Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), which provides guidance on how to determine the fair value of an alternative investment when fair value is not readily determinable and an investor is provided only with a net asset value per share (or its equivalent) by the investee that has been calculated in a manner consistent with GAAP for investment companies (ASC Topic 946).  ASU No. 2009-12 requires an investor to disclose (a) by major category of investment the attributes of each investment it holds that meet the criteria of ASU No. 2009-12 and (b) the investment strategies of the investees.  ASU No. 2009-12 will be effective for the Company in the fourth quarter of 2009.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements, which provides amendments that (a) update the criteria for separating consideration in multiple-deliverable arrangements, (b) establish a selling price hierarchy for determining the selling price of a deliverable, and (c) replace the term “fair value” in the revenue allocation guidance with the term “selling price” to clarify that the allocation of revenue is based on entity-specific assumptions.  ASU No. 2009-13 eliminates the residual method of allocating arrangement consideration to deliverables, requires the use of the relative selling price method and requires that a vendor determine its best estimate of selling price in a manner consistent with that used to determine the price to sell the deliverable on a standalone basis.  ASU No. 2009-13 requires a vendor to significantly expand the disclosures related to multiple-deliverable revenue arrangements with the objective to provide information about the significant judgments made and changes to those judgments and how the application of the relative selling-price method affects the timing or amount of revenue recognition.  ASU No. 2009-13 is required to be adopted on a prospective basis for revenue arrangements entered into or materially modified for fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont’d)

(Dollars in thousands)

(unaudited)

NOTE 5.                INCOME TAXES

The Company is a single-member limited liability company, indirectly wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation.  RME, a direct wholly-owned subsidiary of Rainbow Media Holdings, is an indirect wholly-owned subsidiary of Cablevision.  As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal and state income tax purposes.  The income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the nine months ended September 30, 2009 and 2008 of $58,510 and $48,541, respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state and local income taxes and a tax benefit of $2,763 recorded in the third quarter of 2009 resulting from a change in the rate used to measure deferred taxes.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a stand-alone company basis that the Company does not pay directly have been reflected as deemed capital contributions to the Company from its parent.  Such contributions amounted to $63,730 and $47,089 for the nine months ended September 30, 2009 and 2008, respectively.

NOTE 6.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at September 30, 2009 and December 31, 2008:

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont'd)

 (Dollars in thousands)

(unaudited)

	September 30, 2009	December 31, 2008

Gross carrying amount of amortizable intangible assets
Affiliation agreements and affiliate relationships	$597,156	$597,156
Advertiser relationships	91,024	90,898
Other amortizable intangibles	9,357	9,083
	697,537	697,137

Accumulated amortization
Affiliation agreements and affiliate relationships	(441,210)	(408,130)
Advertiser relationships	(62,632)	(56,231)
Other amortizable intangibles	(8,820)	(8,738)
	(512,662)	(473,099)
Amortizable intangible assets, net of accumulated amortization	184,875	224,038

Goodwill	51,309	51,228

Total intangible assets, net	$236,184	$275,266

Aggregate amortization expense
Nine months ended September 30, 2009	$39,563

Estimated amortization expense
Year ending December 31, 2009	$52,491
Year ending December 31, 2010	51,715
Year ending December 31, 2011	51,715
Year ending December 31, 2012	46,553
Year ending December 31, 2013	21,934

The Company has historically been able to renew affiliation agreements upon expiration and has factored its experience with such renewals in estimating the future cash flows associated with its affiliation agreements and affiliate relationship intangible assets.

The changes in the carrying amount of goodwill for the nine months ended September 30, 2009 are as follows:

	AMC Networks	IFC	Total Company
Balance as of December 31, 2008	$37,646	$13,582	$51,228
Additions	81	—	81
Balance as of September 30, 2009	$37,727	$13,582	$51,309

In March 2009, the Company acquired a film web site business for $250 cash and recorded a liability of $231 for the net present value of additional annual required payments of $135 through 2011.  In allocating the $481 purchase price, the Company recorded intangible assets of $126, $274 and $81 for advertiser relationships, other definite-lived intangibles and goodwill, respectively.

NOTE 7.            SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE tv) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) excluding depreciation and amortization, share-

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont'd)

 (Dollars in thousands)

(unaudited)

based compensation expense or benefit and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure.  Information as to the operations of the Company’s reportable business segments is set forth below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues, net

AMC Networks	$175,557	$157,516	$510,660	$468,692
IFC	30,618	27,513	88,662	81,473
Total	$206,175	$185,029	$599,322	$550,165

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Adjusted operating cash flow

AMC Networks	$84,259	$71,868	$247,447	$220,580
IFC	11,606	9,959	28,976	26,296
Total	$95,865	$81,827	$276,423	$246,876

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Depreciation and amortization

AMC Networks	$(13,223)	$(13,901)	$(40,539)	$(41,593)
IFC	(945)	(925)	(2,842)	(2,877)
Total	$(14,168)	$(14,826)	$(43,381)	$(44,470)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Share-based compensation expense

AMC Networks	$(1,932)	$(1,959)	$(6,433)	$(4,948)
IFC	(535)	(759)	(1,807)	(1,714)
Total	$(2,467)	$(2,718)	$(8,240)	$(6,662)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Restructuring expense

AMC Networks	$—	$(2)	$—	$(220)
IFC	—	(2)	—	(103)
Total	$—	$(4)	$—	$(323)

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont'd)

(Dollars in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Operating income

AMC Networks	$69,104	$56,008	$200,475	$173,821
IFC	10,126	8,275	24,327	21,604
Total	$79,230	$64,283	$224,802	$195,425

A reconciliation of reportable segment amounts to the Company’s condensed consolidated balances is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Income before income taxes
Total operating income for reportable segments	$79,230	$64,283	$224,802	$195,425
Items excluded from operating income:
Interest expense	(18,690)	(22,843)	(57,210)	(68,037)
Interest income	29	268	188	1,162
Loss on derivative contracts, net	(515)	—	(3,230)	—
Miscellaneous, net	191	(118)	302	(401)
Income before income taxes	$60,245	$41,590	$164,852	$128,149

	Nine Months Ended September 30,
	2009	2008
Capital expenditures

AMC Networks	$864	$2,834
IFC	199	1,278
Total	$1,063	$4,112

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivables.  Cash is invested in money market funds and bank time deposits.  The Company monitors the financial institutions and money market funds where it invests its cash and cash equivalents with diversification among counterparties to mitigate exposure to any single financial institution.  The Company’s emphasis is primarily on safety of principal and liquidity and secondarily on maximizing the yield on its investments.

The Company had three customers that in the aggregate accounted for approximately 30% of the Company’s consolidated net trade accounts receivable balances at September 30, 2009 and December 31, 2008, which exposes the Company to a concentration of credit risk.  These

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont'd)

 (Dollars in thousands)

(unaudited)

customers in the aggregate accounted for approximately 36% and 37% of the Company’s net revenues for the nine months ended September 30, 2009 and 2008, respectively.

NOTE 8.                LEGAL MATTERS

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of its members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in its catalog. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court.  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.

Other Legal Matters

In addition to the matter discussed above, the Company is party to various lawsuits and claims in the ordinary course of business.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 9.                DERIVATIVE CONTRACTS

To manage interest rate risk, the Company has entered into interest rate swap contracts to adjust the proportion of total debt that is subject to variable rates (see below).  Such contracts effectively fix the borrowing rates on floating rate debt to limit the exposure against the risk of rising rates.   The Company does not enter into interest rate swap contracts for speculative or trading purposes and it has only entered into transactions with counterparties that are rated investment grade.  The Company monitors the financial institutions that are counterparties to its interest rate swap contracts and it diversifies its swap contracts among various counterparties to mitigate exposure to any single financial institution.

In November 2008, the Company entered into interest rate swap contracts with a notional amount of $450,000 to effectively fix borrowing rates on a substantial portion of the Company’s floating rate debt.  These contracts are not designated as hedges for accounting purposes.  As a result of these transactions, the interest rate paid on approximately 88% of the Company’s debt (excluding capital leases) is effectively fixed (51% being fixed rate obligations and 37% is effectively fixed through utilization of these interest rate swap contracts) as of September 30, 2009. The table below summarizes certain terms of these interest rate swap contracts as of September 30, 2009:

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont'd)

 (Dollars in thousands)

(unaudited)

Maturity Date	Notional Amount	Weighted Average Fixed Rate Paid by the Company	Weighted Average Effective Floating Rate Received by the Company at September 30, 2009*

November 2009	$450,000	1.84%	0.24%

*                                         Represents the floating rate received by the Company under its interest rate swap contracts at September 30, 2009 and does not represent the rates to be received by the Company on future payments.

As of September 30, 2009 and December 31, 2008, the interest rate swap contracts noted above had a fair value of $1,230 and $2,697, respectively, a liability position, as reflected as liabilities under derivative contracts in the Company’s condensed consolidated balance sheets.  The change in the liability position represents unrealized losses of $515 and $3,230 for the three and nine months ended September 30, 2009, respectively, as a result of the change in the fair value of the underlying interest rate swap contracts reflected in loss on derivative contracts in the condensed consolidated statements of income, offset by realized losses resulting from net cash payments of $(1,779) and $(4,697) for the three and nine months ended September 30, 2009, respectively.

NOTE 10.              FAIR VALUE MEASUREMENT

The Company adopted the guidance set forth in ASC Topic 820 on January 1, 2008 for certain financial assets and financial liabilities.  ASC Topic 820 requires enhanced disclosures about assets and liabilities measured at fair value.  As noted in Note 4 above, the Company adopted the provisions of ASC Topic 820 with respect to its nonfinancial assets and nonfinancial liabilities on January 1, 2009.  However, there were no material nonfinancial assets or nonfinancial liabilities requiring initial measurement or subsequent remeasurement for the three and nine months ended September 30, 2009.

The fair value hierarchy as outlined in ASC Topic 820 is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable.  Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions.  The fair value hierarchy consists of the following three levels:

•                  Level I - Quoted prices for identical instruments in active markets.

•                  Level II - Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

•                  Level III - Instruments whose significant value drivers are unobservable.

The following table presents for each of these hierarchy levels, the Company’s financial assets and financial liabilities that are measured at fair value on a recurring basis at September 30, 2009 and December 31, 2008:

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont'd)

 (Dollars in thousands)

(unaudited)

At September 30, 2009:

	Level I	Level II	Level III	Total

Assets:

Cash equivalents	$—	$12,184	$—	$12,184

Liabilities:

Liabilities under derivative contracts	—	1,230	—	1,230

At December 31, 2008:

	Level I	Level II	Level III	Total

Assets:

Cash equivalents	$—	$11,996	$—	$11,996

Liabilities:

Liabilities under derivative contracts	—	2,697	—	2,697

The Company’s cash equivalents are classified within Level II of the fair value hierarchy because they are valued primarily on inputs that can be observed with market price information and other relevant information from third-party pricing services.

The Company’s liabilities under derivative contracts are valued using market-based inputs to valuation models.  These valuation models require a variety of inputs, including contractual terms and interest rate yield curves.  When appropriate, valuations are adjusted for various factors such as liquidity and credit considerations.  Such adjustments are generally based on available market evidence.  Since model inputs can generally be verified and do not involve significant management judgment, the Company has concluded that these instruments should be classified within Level II of the fair value hierarchy.

The Company considers the impact of credit risk when measuring the fair value of its derivative asset and/or liability positions, as applicable.

NOTE 11.                                      DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents

The carrying amount approximates fair value due to the short-term maturity of these instruments.

Liabilities Under Derivative Contracts

Derivative contracts are carried on the accompanying condensed consolidated balance sheets at fair value. See Note 9.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (cont'd)

 (Dollars in thousands)

(unaudited)

Bank Debt, Senior Notes and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

The carrying values and estimated fair values of the Company’s financial instruments, excluding those that are carried at fair value in the accompanying condensed consolidated balance sheets, are summarized as follows:

	September 30, 2009
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt (a)	$601,250	$601,250
Senior notes	299,215	303,750
Senior subordinated notes	323,754	340,438
	$1,224,219	$1,245,438

	December 31, 2008
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt (a)	$700,000	$700,000
Senior notes	299,014	270,000
Senior subordinated notes	323,564	289,250
	$1,322,578	$1,259,250

(a)                                  The carrying value of the Company’s bank debt which bears interest at variable rates approximates its fair value.

Fair value estimates related to the Company’s debt instruments presented above are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.